EXHIBIT 23(a)


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 22, 1995, included in Browning-Ferris Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP



Houston, Texas
December 15, 1995